Exhibit 13.2

eLong, Inc.

CERTIFICATION

PURSUANT TO RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT 0F 1934

In connection with the Annual Report of eLong, Inc. (the “Company”) on Form 20-F for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Derek Palaschuk, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2005 and results of operations of the Company for the year ended December 31, 2005.

/s/ Derek Palaschuk
Name:	Derek Palaschuk,
Title:	Chief Financial Officer
Date:	June 29, 2006